                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================

                 PLAINS EXPLORATION & PRODUCTION COMPANY, L.P.,

                               PLAINS E&P COMPANY,

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO,

                                       AND

                              JPMORGAN CHASE BANK,
                                   AS TRUSTEE

                    8 3/4% Senior Subordinated Notes due 2012

                                   ----------

                                    INDENTURE

                            Dated as of July 3, 2002

                                   ----------

================================================================================

                                Table of Contents

                                                                              Page
                                    ARTICLE I
     Definitions and Incorporation by Reference                                 1

     SECTION 1.1. Definitions                                                   1
     SECTION 1.2. Other Definitions.                                           33
     SECTION 1.3. Incorporation by Reference of Trust Indenture Act            36
     SECTION 1.4. Rules of Construction                                        36

                                   ARTICLE II
     The Securities                                                            37

     SECTION 2.1. Form, Dating and Terms.                                      37
     SECTION 2.2. Execution and Authentication                                 44
     SECTION 2.3. Registrar and Paying Agent                                   45
     SECTION 2.4. Paying Agent to Hold Money in Trust                          45
     SECTION 2.5. Securityholder Lists                                         46
     SECTION 2.6. Transfer and Exchange                                        46
     SECTION 2.7. Form of Certificate to be Delivered in Connection
                     with Transfers to Institutional Accredited Investors      49
     SECTION 2.8. Form of Certificate to be Delivered
                     in Connection with Transfers Pursuant to Regulation S.    50
     SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities              51
     SECTION 2.10. Outstanding Securities                                      52
     SECTION 2.11. Temporary Securities                                        53
     SECTION 2.12. Cancellation                                                53
     SECTION 2.13. Payment of Interest; Defaulted Interest                     53
     SECTION 2.14. Computation of Interest                                     54
     SECTION 2.15. CUSIP Numbers                                               55

                                   ARTICLE III
     Covenants                                                                 55

     SECTION 3.1. Payment of Securities                                        55
     SECTION 3.2. SEC Reports                                                  55
     SECTION 3.3. Limitation on Indebtedness                                   55
     SECTION 3.4. Limitation on Layering                                       59
     SECTION 3.5. Limitation on Restricted Payments                            59
     SECTION 3.6. Limitation on Liens                                          63
     SECTION 3.7. Limitation on Restrictions on
                     Distributions from Restricted Subsidiaries                63
     SECTION 3.8. Limitation on Sales of Assets and Subsidiary Stock           65
     SECTION 3.9. Limitation on Affiliate Transactions                         68
     SECTION 3.10. Change of Control                                           69

     SECTION 3.11. Limitation on Sale of Capital
                      Stock of Restricted Subsidiaries                         71
     SECTION 3.12. Future Subsidiary Guarantors                                71
     SECTION 3.13. Limitation on Lines of Business                             71
     SECTION 3.14. Effectiveness of Covenants                                  71
     SECTION 3.15. Maintenance of Office or Agency                             72
     SECTION 3.16. Partnership and Corporate Existence                         72
     SECTION 3.17. Payment of Taxes and Other Claims                           73
     SECTION 3.18. Restrictions on Activities of the Co-Issuer                 73
     SECTION 3.19. Payments for Consent                                        73
     SECTION 3.20. Compliance Certificate                                      73
     SECTION 3.21. Further Instruments and Acts                                73
     SECTION 3.22. Statement by Officers as to Default                         74

                                   ARTICLE IV
     Successor Company                                                         74

     SECTION 4.1. Merger and Consolidation                                     74

                                    ARTICLE V
     Redemption of Securities                                                  75

     SECTION 5.1. Optional Redemption                                          75
     SECTION 5.2. Applicability of Article                                     75
     SECTION 5.3. Election to Redeem; Notice to Trustee                        75
     SECTION 5.4. Selection by Trustee of Securities to Be Redeemed            76
     SECTION 5.5. Notice of Redemption                                         76
     SECTION 5.6. Deposit of Redemption Price                                  77
     SECTION 5.7. Securities Payable on Redemption Date                        77
     SECTION 5.8. Securities Redeemed in Part                                  77

                                   ARTICLE VI
     Defaults and Remedies                                                     78

     SECTION 6.1. Events of Default                                            78
     SECTION 6.2. Acceleration                                                 80
     SECTION 6.3. Other Remedies                                               81
     SECTION 6.4. Waiver of Past Defaults                                      81
     SECTION 6.5. Control by Majority                                          81
     SECTION 6.6. Limitation on Suits                                          82
     SECTION 6.7. Rights of Holders to Receive Payment                         82
     SECTION 6.8. Collection Suit by Trustee                                   82
     SECTION 6.9. Trustee May File Proofs of Claim                             82
     SECTION 6.10. Priorities                                                  83
     SECTION 6.11. Undertaking for Costs                                       83
     SECTION 6.12. Additional Payments                                         83
     SECTION 6.13. Waiver of Stay                                              84

                                   ARTICLE VII
     Trustee                                                                   84

     SECTION 7.1. Duties of Trustee                                            84
     SECTION 7.2. Rights of Trustee                                            85
     SECTION 7.3. Individual Rights of Trustee                                 87
     SECTION 7.4. Trustee's Disclaimer                                         87
     SECTION 7.5. Notice of Defaults                                           87
     SECTION 7.6. Reports by Trustee to Holders                                87
     SECTION 7.7. Compensation and Indemnity                                   87
     SECTION 7.8. Replacement of Trustee                                       88
     SECTION 7.9. Successor Trustee by Merger                                  89
     SECTION 7.10. Eligibility; Disqualification                               89
     SECTION 7.11. Preferential Collection of Claims Against Company           89

                                  ARTICLE VIII
     Discharge of Indenture; Defeasance                                        90

     SECTION 8.1. Discharge of Liability on Securities; Defeasance             90
     SECTION 8.2. Conditions to Defeasance                                     91
     SECTION 8.3. Application of Trust Money                                   92
     SECTION 8.4. Repayment to Issuers                                         92
     SECTION 8.5. Indemnity for U.S. Government Obligations                    93
     SECTION 8.6. Reinstatement                                                93

                                   ARTICLE IX
     Amendments                                                                93

     SECTION 9.1. Without Consent of Holders                                   93
     SECTION 9.2. With Consent of Holders                                      94
     SECTION 9.3. Compliance with Trust Indenture Act                          95
     SECTION 9.4. Revocation and Effect of Consents and Waivers                95
     SECTION 9.5. Notation on or Exchange of Securities                        95
     SECTION 9.6. Trustee To Sign Amendments                                   96

                                    ARTICLE X
     Subsidiary Guarantee                                                      96

     SECTION 10.1. Subsidiary Guarantee                                        96
     SECTION 10.2. Limitation on Liability;
                      Termination, Release and Discharge                       97
     SECTION 10.3. Limitation of Subsidiary Guarantors' Liability.             98
     SECTION 10.4. Contribution                                                99
     SECTION 10.5. Subsidiary Guarantees Subordinated
                      to Guarantor Indebtedness                                99
     SECTION 10.6. Subsidiary Guarantors Not to Make Payments with Respect
                      to Subsidiary Guarantees in Certain Circumstances        99
     SECTION 10.7. Subsidiary Guarantees Subordinated to Prior Payment of
                      All Guarantor Senior Indebtedness Upon Dissolution,
                      Etc.                                                    100

     SECTION 10.8. Subordination Rights Not Impaired by Acts or Omissions
                      of Subsidiary Guarantors or Holders of Guarantor
                      Senior Indebtedness                                     101
     SECTION 10.9. Holders to be Subrogated to Rights of Holders of
                      Guarantor Senior Indebtedness.                          102
     SECTION 10.10. Holders Authorize Trustee to Effectuate Subordination
                      of Subsidiary Guarantees                                102
     SECTION 10.11. Right of Trustee to Hold Guarantor Senior Indebtedness    102

                                   ARTICLE XI
     Subordination of Securities                                              103

     SECTION 11.1. Securities Subordinate to Senior Indebtedness              103
     SECTION 11.2. Payment Over Of Proceeds Upon Dissolution, Etc.            103
     SECTION 11.3. Suspension Of Payment When Senior Indebtedness
                      In Default                                              105
     SECTION 11.4. Payment Permitted If No Default                            106
     SECTION 11.5. Subrogation To Rights Of Holders Of Senior
                      Indebtedness                                            106
     SECTION 11.6. Provisions Solely To Define Relative Rights                106
     SECTION 11.7. Trustee To Effectuate Subordination                        107
     SECTION 11.8. No Waiver Of Subordination Provision                       107
     SECTION 11.9. Notice To Trustee                                          107
     SECTION 11.10. Reliance Of Judicial Order Or Certificate Of
                       Liquidating Agent Bank                                 108
     SECTION 11.11. Rights Of Trustee As A Holder Of Senior
                       Indebtedness; Preservation Of Trustee's Rights         108
     SECTION 11.12. Article Applicable To Paying Agents                       109
     SECTION 11.13. No Suspension Of Remedies                                 109
     SECTION 11.14. Trust Money Not Subordinated                              109
     SECTION 11.15. Trustee Not Fiduciary for Holders of Senior
                       Indebtedness                                           109

                                   ARTICLE XII
     Miscellaneous                                                            110

     SECTION 12.1. Trust Indenture Act Controls                               110
     SECTION 12.2. Notices                                                    110
     SECTION 12.3. Communication by Holders with other Holders                111
     SECTION 12.4. Certificate and Opinion as to Conditions Precedent         111
     SECTION 12.5. Statements Required in Certificate or Opinion              111
     SECTION 12.6. When Securities Disregarded                                112
     SECTION 12.7. Rules by Trustee, Paying Agent and Registrar               112
     SECTION 12.8. Legal Holidays                                             112
     SECTION 12.9. GOVERNING LAW                                              112
     SECTION 12.10. No Recourse Against Others                                112
     SECTION 12.11. Successors                                                112
     SECTION 12.12. Multiple Originals                                        113
     SECTION 12.13. Qualification of Indenture                                113
     SECTION 12.14. Severability                                              113

     SECTION 12.15. No Adverse Interpretation of Other Agreements             113
     SECTION 12.16. Table of Contents; Headings                               x113

Schedule 3.9   Existing Affiliate Transactions

EXHIBIT A      Form of the Note
EXHIBIT B      Form of the Exchange Note
EXHIBIT C      Form of Subsidiary Guarantee

                              CROSS-REFERENCE TABLE

  TIA                                                      Indenture
Section                                                     Section
-------                                                    ---------
310(a)(1)...............................................    7.10
   (a)(2)...............................................    7.10
   (a)(3)...............................................    N.A.
   (a)(4)...............................................    N.A.
   (b)..................................................    7.8; 7.10
   (c)..................................................    N.A.
311(a)..................................................    7.11
   (b)..................................................    7.11
   (c)..................................................    N.A.
312(a)..................................................    2.5
   (b)..................................................   12.3
   (c)..................................................   12.3
313(a)..................................................    7.6
   (b)(1)...............................................    7.6
   (b)(2)...............................................    7.6
   (c)..................................................    7.6
   (d)..................................................    7.6
314(a)..................................................   3.2; 3.19; 12.2
   (b)..................................................    N.A.
   (c)(1)...............................................   12.4
   (c)(2)...............................................   12.4
   (c)(3)...............................................    N.A.
   (d)..................................................    N.A.
   (e)..................................................   12.5
315(a)..................................................    7.1
   (b)..................................................    7.5; 12.2
   (c)..................................................    7.1
   (d)..................................................    7.1
   (e)..................................................    6.11
316(a)(last sentence)...................................   12.6
   (a)(1)(A)............................................    6.5
   (a)(1)(B)............................................    6.4
   (a)(2)...............................................    N.A.
   (b)..................................................    6.7
317(a)(1)...............................................    6.8
   (a)(2)...............................................    6.9
   (b)..................................................    2.4
318(a)..................................................   12.1

         N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE dated as of July 3, 2002, among PLAINS EXPLORATION & PRODUCTION COMPANY, L.P., a California limited partnership (the "Company"), PLAINS E&P COMPANY, a Delaware Corporation (the "Co-Issuer", together with the Company, the "Issuers"), the SUBSIDIARY GUARANTORS (as defined) and JPMORGAN CHASE BANK, a New York banking corporation (the "Trustee") as Trustee.

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuers' 8 3/4% Senior Subordinated Notes due 2012, issued on the date hereof (the "Initial Securities"), (ii) if and when issued, an unlimited principal amount of additional 8 3/4% Senior Subordinated Notes due 2012 in a non-registered offering or in a registered offering of the Issuers that may be offered from time to time subsequent to the Issue Date (the "Additional Securities") and
(iii) if and when issued, the Issuers' 8 3/4% Senior Subordinated Notes due 2012 that may be issued from time to time in exchange for Initial Securities or any Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (as hereinafter defined the "Exchange Securities," and together with the Initial Securities and Additional Securities, the "Securities").

                                   ARTICLE I

                   Definitions and Incorporation by Reference

          SECTION 1.1. Definitions.

          "Additional Assets" means (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

          "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of:

          (1)  the sum of:

               (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, Federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available and giving effect to applicable Commodity Agreements, as increased by, as of the date of determination, the estimated discounted future net revenues from

                    (i) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

                    (ii) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination and giving effect to applicable Commodity Agreements), and decreased by, as of the date of determination, the estimated discounted future net revenues from

                    (iii) estimated proved oil and gas reserves produced or
                         disposed of since such year end, and

                    (iv) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination and giving effect to applicable Commodity Agreements), in each case as estimated by the Company's petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

               (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements;

               (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

               (d)  the greater of

                    (i) the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest annual or quarterly financial statement, and

                    (ii) the appraised value, as estimated by independent
                         appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements (provided that the Company shall not be required to obtain such appraisal solely for the purpose of determining this value); minus

          (2)  the sum of:

               (a)  Minority Interests;

               (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

               (c) to the extent included in (a) (i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

               (d) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in
                    (a) (i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost or a similar method to the successful efforts method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the full cost or a similar method of accounting.

          "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the amount by which the fair value of the Properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

          Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

          (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary;

          (2) the transfer of cash and Cash Equivalents in the ordinary course of business;

          (3) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

          (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

          (5)  transactions permitted under Section 4.1;

          (6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary;

          (7) for purposes of Section 3.8 only, the making of a Permitted Investment or a disposition that constitutes a Restricted Payment permitted under Section 3.5;

          (8) dispositions of assets with an aggregate fair market value of less than $1.0 million;

          (9)  dispositions in connection with Permitted Liens;

          (10) any Change of Control;

          (11) dispositions of defaulted accounts receivable to any collection agency;

          (12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

          (13) foreclosure on assets;

          (14) the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided that at the time of such sale or transfer such properties do not have associated with them any proved reserves; and

          (15) the farm-out, lease or sublease of developed or undeveloped crude oil and natural gas Property owned or held by the Company or such Restricted Subsidiary for crude oil and natural gas Property owned or held by another Person.

          "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

          "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter Incurred, payable by the Company or any Subsidiary Guarantor under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into with any lender or affiliate of a lender, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary Guarantor at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "Bankruptcy Law" means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

          "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof; provided that so long as the Company is a limited partnership, "Board of Directors" means the Board of Directors of the General Partner.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

          "Cash Equivalents" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

          (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1),
               (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

          (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group and "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within one year after the date of acquisition thereof; and

          (6) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses
               (1) through (5) above.

          "Change of Control" means:

          (1) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by an entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 40% of the voting power of the Voting Stock of such entity);

          (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

          (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

          (4) the adoption of a plan or proposal for the liquidation or dissolution of the Company or, for so long as the Company is a partnership, the general partner of the Company; or

          (5) for so long as the Company is a partnership, such time as the Parent or any of its Subsidiaries ceases to own, directly or indirectly, the general partner of the Company, or the Parent or its Subsidiaries, or their respective officers, employees or agents cease to serve as the only general partners of the Company.

          Notwithstanding the foregoing, the conversion of the Company into a corporation will not be a Change of Control unless clause (1) above is applicable.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commodity Agreements" means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuation in commodity prices.

          "Company Transition Services Agreement" means the Plains Exploration & Production Transition Services Agreement between the Company and the Parent, dated as of the date hereof.

          "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

          (1)  if the Company or any Restricted Subsidiary:

               (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense (taking into account any Interest Rate Agreements applicable to such Indebtedness) for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

               (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

          (2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition:

               (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

               (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, including a single asset or all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Incurrence or discharge, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) Consolidated Interest Expense less the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized and not deducted during such period;

          (2)  Consolidated Income Taxes;

          (3)  consolidated depreciation expense;

          (4)  consolidated amortization of intangibles;

          (5)  exploration and abandonment expense (if applicable); and

          (6) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments. Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

          "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries whether, paid or accrued (except to the extent accrued in a prior period), plus, to the extent not included in such interest expense:

          (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

          (2)  amortization of debt discount and debt issuance cost;

          (3)  non-cash interest expense;

          (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

          (6) net payments pursuant to Hedging Obligations (including amortization of fees);

          (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

          (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with

               Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

          For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements; provided, however, that "Consolidated Interest Expense" shall not include (a) any Consolidated Interest Expense with respect to any Production Payments and Reserve Sales, (b) to the extent included in total interest expense, write-off of deferred financing costs of such Person or (c) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

          (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

               (a)  subject to the limitations contained in clauses (4), (5) and
                    (6) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

               (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

          (2) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

               (a)  subject to the limitations contained in clauses (4), (5) and
                    (6) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such

                    Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

               (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

          (4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain
               (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5)  any extraordinary gain or loss;

          (6)  the cumulative effect of a change in accounting principles;

          (7) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines; and

          (8) any unrealized non-cash gains or losses on charges in respect of Hedging Obligations (including those resulting from the application of Statement of Financial Accounting Standards 133).

          "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Disqualified Stock of such Person or its Subsidiaries.

          "Continuing Directors" means, as of any date of determination after the Company is a corporation, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of conversion of the Company to a corporation; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.1 hereof, in the form of Exhibit A hereto except that such Security shall not bear the Global Security legend specified in Section 2.1 (d)(C).

          "Designated Senior Indebtedness" means (1) Bank Indebtedness (to the extent such Bank Indebtedness constitutes Senior Indebtedness) and (2) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

          (3) is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the Securities mature or (b) on which there are no Securities outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of this Indenture described under Section 3.10 and Section 3.8 and such repurchase or redemption complies with Section 3.5.

          "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

          "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

          "Employee Matters Agreement" means the Employee Matters Agreement between the Company and the Parent, dated as of the date hereof.

          "Equity Offering" means an offering for cash by the Company of its common Capital Stock, or options, warrants or rights with respect to its common Capital Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

          "General Partner" means Stocker Resources, Inc., a California corporation and general partner of the Company.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor Junior Securities" means securities of a Subsidiary Guarantor that are subordinated to its Guarantor Senior Indebtedness at least to the same extent as its Subsidiary Guarantee.

          "Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, the following obligations, whether outstanding on the date of this Indenture or thereafter issued, without duplication:

          (1) any Guarantee of the Bank Indebtedness by such Subsidiary Guarantor and all other Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Issuers or Guarantor Senior Indebtedness of any other Subsidiary Guarantor; and

          (2) all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, the Bank Indebtedness and all other Indebtedness of the Subsidiary Guarantor. Guarantor Senior Indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Subsidiary Guarantor regardless of whether post-filing interest is allowed in such proceeding.

Notwithstanding anything to the contrary in the preceding paragraph, Guarantor Senior Indebtedness will not include:

          (1) any Indebtedness which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of, or are subordinate to, payment of the Securities and the Subsidiary Guarantee;

          (2) any obligations of such Subsidiary Guarantor to another Subsidiary or the Company;

          (3) any liability for Federal, state, foreign, local or other taxes owed or owing by such Subsidiary Guarantor;

          (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (5) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Guarantor; or

          (6)  any Capital Stock.

          "Guarantor Senior Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank equally in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Subsidiary Guarantor which is not Guarantor Senior Indebtedness of such Subsidiary Guarantor.

          "Guarantor Subordinated Obligation" means any Indebtedness of a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor pursuant to a written agreement.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Note Register.

          "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

          "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

          (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than nine months after the date of placing such property in service or taking delivery and title thereto;

          (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

          (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

          (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

          (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

          (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

          (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

          (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

               (a)  the lesser of (i) the net assets of the General Partner and
                    (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

               (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

          Notwithstanding the preceding, Indebtedness shall not include (a) accounts payable arising in the ordinary course of business; (b) any obligations in respect of prepayments for gas or oil production or gas or oil imbalances, and (c) Production Payments and Reserve Sales.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Initial Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that:

          (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

          (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

          (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration consisting exclusively of common equity securities of the Company, shall in each case not be deemed to be an Investment.

          For purposes of Section 3.5:

          (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

          "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. or BBB- (or the equivalent) by Standard & Poor's Ratings Group.

          "Issue Date" means the date on which the Initial Securities are originally issued.

          "Junior Securities" means securities that are subordinated to the Senior Indebtedness at least to the same extent as the Securities.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Minority Interest" means the percentage interest represented by any shares of any class of Capital Stock of a Restricted Subsidiary of the Company that are not owned by the Company or a Restricted Subsidiary of Company.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

          (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

          "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities from commodity price risk management activities arising in the ordinary course of business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

          "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Note Register" means the register of Securities, maintained by the Registrar, pursuant to Section 2.3.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of an Issuer or so long as the Company is a limited partnership, of the General Partner.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of an Issuer.

          "Oil and Gas Properties" means all Properties, including equity or other ownership interests therein, owned by such Person which contain "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Parent" means Plains Resources Inc., a Delaware corporation.

          "PAA" means Plains All American Pipeline, L.P., a Delaware limited partnership.

          "Permitted Acquisition Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary to the extent such Indebtedness is incurred to finance the acquisition of Oil and Gas Properties (and development costs related thereto) and does not exceed the principal amount of $50.0 million with respect to any such acquisition transaction or series of related acquisition transactions if on the date of the Incurrence (i) (A) the Adjusted Consolidated Net Tangible Assets acquired are equal to or greater than 200% of the Indebtedness incurred, and (B) the Adjusted Consolidated Net Tangible Assets of Company (after giving effect to such acquisition) are equal to or greater than 125% of the consolidated Indebtedness of the Company and its Restricted Subsidiaries or (ii) (A) the Property Net Revenue Coverage Ratio would have been equal to or greater than 2.5 to 1.0, (B) the Adjusted Consolidated Net Tangible Assets acquired are equal to or greater than 150% of the Indebtedness incurred, and (C) the Adjusted Consolidated Net Tangible Assets of the Company (after giving effect to such acquisition) are equal to or greater than 125% of the consolidated Indebtedness of the Company and its Restricted Subsidiaries.

          "Permitted Business Investment" means any investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Related Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Related Business jointly with third parties, including (i) ownership interests in oil and gas properties, processing facilities, gathering systems, pipelines or ancillary real property interests and (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

          "Permitted Holders" means (a) prior to the Spin-off, the Parent and its Subsidiaries or (b) (i) James C. Flores and his spouse and lineal descendants, their respective estates or legal representatives, (ii) trusts created for the benefit of such Persons and (iii) entities 80% or more of the Voting Stock of which is directly or indirectly owned by any of the preceding Persons.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3)  cash and Cash Equivalents;

          (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

          (7) stock, obligations, indebtedness or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

          (8) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.8;

          (9)  Investments in existence on the Issue Date;

          (10) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.3;

          (11) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $20.0 million outstanding at any one time;

          (12) Guarantees issued in accordance with Section 3.3;

          (13) prepaid expenses, lease, utilities, workers' compensation, performance and similar deposits made in the ordinary course of business;

          (14) Investments owned by a Person if and when it is acquired by the Company and becomes a Restricted Subsidiary; provided, however, that such Investments are not made in contemplation of such acquisition;

          (15) Permitted Business Investments; and

          (16) Investments in any units of any oil and gas royalty trust.

          "Permitted Liens" means, with respect to any Person:

          (1) Liens securing Indebtedness and other obligations of the Company under the Senior Credit Agreement, Interest Rate Agreements, Currency Agreements and other Senior Indebtedness and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under the Senior Credit Agreement and other Senior Indebtedness;

          (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (3) Liens imposed by law, including carriers', warehousemen's, and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

          (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided, that appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (6) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

          (8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or Property acquired or constructed in the ordinary course of business, provided that:

               (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or Property so acquired or constructed; and

               (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or Property and assets affixed or appurtenant thereto;

          (11) Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

               (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

               (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

          (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

          (13) Liens existing on the Issue Date;

          (14) Liens on Property at the time the Company acquired the Property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other Property owned by the Company or any Restricted Subsidiary;

          (15) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

          (16) Liens securing the Securities, the Subsidiary Guarantees and other obligations arising under this Indenture;

          (17) Liens securing Refinancing Indebtedness of the Company or a Restricted Subsidiary Incurred to refinance Indebtedness of the Company that was previously so secured; provided that any such Lien is limited to all or part of the same Property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of Property or assets that is the security for a Permitted Lien hereunder;

          (18) Liens in respect of Production Payments and Reserve Sales;

          (19) Liens on pipelines and pipeline facilities that arise by operation of law; and

          (20) farmout, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

          "Point Arguello Partnerships" means the following partnerships of which Arguello Inc. is a managing general partner: (a) Gaviota Gas Plant Company, (b) Point Arguello Natural Gas Line Company, (c) Point Arguello Pipeline Company, and (d) Point Arguello Terminal Company.

          "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Principal Property" means any property owned or leased by the Company or any Subsidiary of the Company, the gross book value of which exceeds one percent of Consolidated Net Worth.

          "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

          "Property Net Revenue Coverage Ratio" means, with respect to Property to be acquired by the Company or any Restricted Subsidiary, the ratio of (i) the amount equal to (A) the revenues attributable to the sale of Hydrocarbons from such Property for the most recent four full fiscal quarters for which financial information is available immediately prior to the acquisition date (the "Pro Forma Period"), minus (B) the production and general and administrative expenses attributable to such Property during the Pro Forma Period (the "Property Net Revenue") to (ii) the aggregate Consolidated Interest Expense which the Company or any Restricted Subsidiary will accrue during the fiscal quarter in which the acquisition date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter as a result of Indebtedness incurred for the purpose of making such acquisition (as though all such Indebtedness was incurred or repaid on the first day of the quarter in which the acquisition date occurs). For purposes of this definition, Property Net Revenue shall be calculated, after giving effect on a pro forma basis for the Pro Forma Period, to (a) any adjustments in revenues from the sale of Hydrocarbons as a result of fixed price or other contract arrangements entered into as of the acquisition date and (b) any adjustments in production and general and administrative expenses which are fixed or determinable as of the acquisition date.

          "Redemption Date" when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

          (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the

               Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

          (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

          (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus without duplication, accrued interest, fees and expenses, including any premium and defeasance costs) of the Indebtedness being refinanced; and

          (4) if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of this Indenture by and between the Issuers, the Subsidiary Guarantors and the initial purchasers set forth therein and future registration rights agreements with respect to Additional Securities.

          "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company on the date of this Indenture, which includes (a) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in oil, gas and other hydrocarbon properties, and the utilization of the Company's properties, (b) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and products produced in association therewith, (c) any power generation and electrical transmission business and (d) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (a) through (c) of this definition.

          "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day restricted period as defined in Regulation S.

          "Restricted Securities Legend" means the Private Placement Legend or the Regulation S Legend, as applicable.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission.

          "Secured Indebtedness" means Indebtedness that is secured by a lien on the property or assets of the relevant obligor.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

          "Senior Credit Agreement" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement, dated as of July 3, 2002, among the Company, JPMorgan Chase Bank, as administrative agent, and the lenders and agents parties thereto from time to time) or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture).

          "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Bank Indebtedness and all other Indebtedness of an Issuer, including accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Issuer at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

          (1) any Indebtedness which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of, or are subordinate to, payment of the Securities;

          (2)  any obligation of the Company to any Subsidiary;

          (3) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

          (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (5) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations; or

          (6)  any Capital Stock.

          "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Spin-off" means any distribution of Voting Stock then owned by the Parent and its Subsidiaries of the Company to the Parent's shareholders.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

          "Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

          "Subsidiary Guarantee" means, any guarantee of the Securities by any Subsidiary Guarantor in accordance with the provisions set forth in Article X.

          "Subsidiary Guarantor" means each Restricted Subsidiary of the Company that has issued a Subsidiary Guarantee.

          "Transition Agreements" mean the Master Separation Agreement, between the Parent and the Company, dated as of the date hereof; the Employee Matters Agreement; the Company Transition Services Agreement; the Technical Services Agreement, between the Parent, Calumet Florida, LLC and the Company, dated as of the date hereof; the Intellectual Property Agreement, between the Parent and the Company, dated as of the date hereof and the Tax Allocation Agreement, between the Parent and the Company, dated as of the date hereof, each as amended or supplemented from time to time in compliance with the terms of this Indenture.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2)  any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

          (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any Property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

          (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, consist of Non-Recourse Debt;

          (3) such designation and the Investment of the Company in such Subsidiary complies with Section 3.5;

          (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries taken as a whole;

          (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation: (a) to subscribe for additional Capital Stock of such Person; or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company, than those that might have been obtained from Persons who are not Affiliates of the Company.

          Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under the first paragraph of
Section 3.3 on a pro forma basis taking into account such designation.

          "Volumetric Production Payments" means production payment obligations recorded as defined revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

          "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

          "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

          SECTION 1.2. Other Definitions.

                                                        Defined in
Term                                                     Section
----                                                    ----------

"Additional Restricted Securities" ...............         2.1(b)

"Affiliate Transaction"...........................         3.9

"Agent Member"....................................         2.1(e)

"Asset Disposition Offer".........................         3.8(b)

"Asset Disposition Offer Amount"..................         3.8(c)(1)

"Asset Disposition Offer Period"..................         3.8(c)(1)

"Asset Disposition Purchase Date".................         3.8(c)(1)

"Authenticating Agent"............................         2.2

"Blockage Notice" ................................        11.3(b)

"Certificate of Destruction"......................         2.12

"Change of Control Offer".........................         3.10

"Change of Control Payment".......................         3.10

"Change of Control Payment Date"..................         3.10

"Corporate Trust Office"..........................         3.15

"covenant defeasance option"......................         8.1(b)

"cross acceleration provision"....................         6.1(6)(b)

"Defaulted Interest"..............................         2.13

"Event of Default"................................         6.1

"Excess Proceeds".................................         3.8(b)

"Exchange Global Note"............................         2.1(b)

"Funding Guarantor" ..............................        10.4

"General Partner" ................................         1.1 (definition of
                                                     "Indebtedness")

"Global Securities"...............................         2.1(b)

"Issuers Order" ..................................         2.2

"IAI".............................................         2.1(b)

"Institutional Accredited Investor Note"..........         2.1(b)

"Institutional Accredited Investor Global Note"...         2.1(b)

"Joint Venture" ..................................         1.1 (definition of
                                                     "Indebtedness")

"judgment default provision"......................         6.1(q)

"legal defeasance option".........................         8.1(b)

"Non-Payment Default".............................        11.3

"Obligations".....................................        10.1

"Pari Passu Notes"................................         3.8(b)

"Payment Blockage Period".........................        11.3(c)

"Payment Default" ................................         6.1(6)(a)

"Paying Agent"....................................         2.3

"Private Placement Legend"........................         2.1(d)

"protected purchaser".............................         2.9

"QIB".............................................         2.1(b)

"Registrar".......................................         2.3

"Regulation S"....................................         2.1(b)

"Regulation S Global Note"........................         2.1(b)

"Regulation S Legend".............................         2.1(d)

"Regulation S Note"...............................         2.1(b)

"Resale Restriction Termination Date".............         2.6(a)

"Restricted Payment"..............................         3.5

"Rule 144A".......................................         2.1(b)

"Rule 144A Global Note"...........................         2.1(b)

"Rule 144A Note"..................................         2.1(b)

"Special Interest Payment Date"...................         2.13(a)

"Special Record Date".............................         2.13(a)

"Securities Custodian"............................         2.1(b)

"Subsidiary Guarantor Non-Payment Default" .......        10.5(b)

"Subsidiary Guarantor Payment Default" ...........        10.5(a)

"Subsidiary Guarantor Payment Notice" ............        10.5(b)

"Successor Company"...............................         4.1

"Suspended Covenants" ............................         3.14

          SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on this Indenture securities means the Company and any other obligor on this Indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities

          SECTION 2.1. Form, Dating and Terms.

          (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $200,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, including, without limitation,
Section 3.3 hereof, Additional Securities and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 2.6, 2.9, 2.11, 5.8 or 9.5 or in connection with an Asset Disposition Offer pursuant to Section 3.8 or a Change of Control Offer pursuant to Section 3.10.

          With respect to any Additional Securities, the Issuers shall set forth in a resolution of the Board of Directors and an Officer's Certificate, the following information:

          (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue; and

          (3) whether such Additional Securities shall be Restricted Securities issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

          The Initial Securities, the Additional Securities and the Exchange Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities, the Additional Securities and the Exchange Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

          (b) The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated June 28, 2002, among the Issuers, the Subsidiary Guarantors, J.P. Morgan Securities Inc. and Goldman, Sachs & Co. and the other initial purchasers named therein. The Initial Securities and any Additional Securities (if issued as Restricted Securities) (the "Additional Restricted Securities") will be resold initially only to (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act ("Rule 144A")) in reliance on Rule 144A ("QIBs") and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act ("Regulation S")) in reliance on Regulation S. Such Initial Securities and Additional Restricted Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIs") in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein.

          Initial Securities and Additional Restricted Securities offered and sold to qualified institutional buyers in the United States of America in reliance on Rule 144A (the "Rule 144A Notes") shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for DTC (the "Securities Custodian"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

          Initial Securities and Additional Securities offered and sold outside the United States of America (the "Regulation S Notes") in reliance on Regulation S shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A (the "Regulation S Global Note") deposited with the Trustee as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

          Initial Securities and Additional Securities resold to IAIs (the "Institutional Accredited Investor Notes") in the United States of America shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A (the "Institutional Accredited Investor Global Note") deposited with the Trustee as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

          Exchange Securities exchanged for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(d) (the "Exchange Global Note"). The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

          The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "Global Securities."

          The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Issuers maintained for such purpose in The City of New York, or at such other office or agency of the Issuers as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Issuers, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.

          The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B and in Section 2.1(d). The Issuers and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Issuers, Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

          (c) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

          (d) Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

          (A) the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS,
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD

     THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER
     SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS."

          (B) the Regulation S Global Note shall bear the following legend (the "Regulation S Legend") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL

     ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

          (C) The Global Securities, whether or not an Initial Security, shall bear the following legend on the face thereof:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (e) Book-Entry Provisions

          (i) This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

          (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(d).

          (iii) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

          (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

          (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

          (vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (f) Definitive Securities. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (a) DTC notifies the Issuers that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice or, (b) the

Issuers execute and deliver to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

          (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

          (iii) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

          SECTION 2.2. Execution and Authentication. One Officer of each of the Issuers shall sign the Securities for the Issuers by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless, after giving effect to any exchange of Initial Securities for Exchange Securities.

          A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

          At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:
(1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $200,000,000, (2) Additional Securities for original issue and (3) Exchange Securities for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Issuers signed by two Officers of each of the Issuers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each of the Issuers or so long as the Company is a limited partnership, of the General Partner (the "Issuers Order"). Such Issuers Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.

          The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Issuers to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

          In case the Issuer or any Subsidiary Guarantor, pursuant to Article IV or Section 10.2, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of all or substantially all of its Properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which any Issuer or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuers Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

          SECTION 2.3. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Issuers shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Note Register"). The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of each such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuers or any of their Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Issuers initially appoint the Trustee as Registrar and Paying Agent for the Securities.

          SECTION 2.4. Paying Agent to Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Issuers shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest when due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by any of the Issuers or any Subsidiary Guarantor in making any such payment. If either Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than any Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to each Issuer, the Trustee shall serve as Paying Agent for the Securities.

          SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.6. Transfer and Exchange.

          (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"):

          (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

          (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted
Period:

          (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

          (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section
     2.8 hereof from the proposed transferee and, if requested by the Issuers or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

          After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring the certification set forth in Section 2.7, Section 2.8 or any additional certification.

          (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend unless such transferee is an affiliate (as defined in Rule 144A) of the Company. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section
2.6. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

          (e) Obligations with Respect to Transfers and Exchanges of Securities.

          (i) To permit registrations of transfers and exchanges, the Issuers shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.8, 3.10 or 9.5).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (i) any Securities selected for redemption (except in the case of Securities to be redeemed in part, the portion of the Security not to be redeemed) or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

          (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (f) No Obligation of the Trustee

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                                           [Date]

Plains Exploration & Production Company, L.P.
Plains E&P Company
c/o JPMorgan Chase Bank, as Trustee
600 Travis Street, 11th Floor
Houston, Texas 77002
Attention:  Vice President, Corporate Trust Department

Dear Sirs:

          This certificate is delivered to request a transfer of $_________ principal amount of the 8 3/4% Senior Subordinated Notes due 2012 (the "Securities") of Plains Exploration & Production Company, L.P. and Plains E&P Company (together, the "Issuers").

          Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

          Name:
                -----------------------------------
          Address:
                   --------------------------------
          Taxpayer ID Number:
                              ---------------------

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuers, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee.

                                             TRANSFEREE:
                                                        ------------------------


                                             BY:
                                                --------------------------------

          SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                                                           [Date]

Plains Exploration & Production Company, L.P.
Plains E&P Company
c/o JPMorgan Chase Bank, as Trustee
600 Travis Street, 11th Floor
Houston, Texas 77002
Attention:  Vice President, Corporate Trust Department

          Re:  Plains Exploration & Production Company, L.P.

               Plains E&P Company
               8 3/4% Senior Subordinated Notes due 2012 (the "Securities")

Ladies and Gentlemen:

          In connection with our proposed sale of $________aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (a) the offer of the Securities was not made to a person in the United States;

          (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

          Very truly yours,

          [Name of Transferor]


          By:
             ----------------------------

          -------------------------------
               Authorized Signature

          SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Issuers or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Issuers, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and upon Issuers' Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section 2.9, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this
Section 2.10 as not outstanding. A Security ceases to be outstanding in the event an Issuer or a Subsidiary of the Issuers holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 12.6 shall apply and
(ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Issuers or an Affiliate of the Issuers shall not be considered outstanding.

          If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.11. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

          SECTION 2.12. Cancellation. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and destroy such Securities in accordance with its internal policies including delivery of a certificate (a "Certificate of Destruction") describing such Securities disposed (subject to the record retention requirements of the Exchange Act). The Issuers may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

          SECTION 2.13. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 2.3.

          Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:

          (a) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date, and in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 2.13, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 2.14. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 2.15. CUSIP Numbers. The Issuers in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

                                   ARTICLE III

                                    Covenants

          SECTION 3.1. Payment of Securities. The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest then due and the Trustee or Paying Agent, as the case may be, is not prohibited from paying money to the Holders on that date pursuant to the terms of this Indenture.

          The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 3.2. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and provide the Trustee and the Holders of the Securities with, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless provide such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

          SECTION 3.3. Limitation on Indebtedness. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if on the date thereof:

          (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.50 to 1.00; and

          (2) no Default or Event of Default will have occurred and be continuing or would occur as a consequence of Incurring the Indebtedness.

          The first paragraph of this Section 3.3 will not prohibit the Incurrence of the following Indebtedness:

          (1) Indebtedness of the Company and its Restricted Subsidiaries Incurred pursuant to the Senior Credit Agreement, including any amendment, modification, supplement, extension, restatement, replacement (including replacement after the termination of such Senior Credit Agreement), restructuring, increase, renewal, or refinancing thereof from time to time in one or more agreements or instruments; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (a) $300.0 million and (b) so long as the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00 after giving effect to any such Incurrence, $100.0 million plus 25% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness;

          (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon;

          (3) Indebtedness under the Securities (but not Additional Securities) and the Subsidiary Guarantees;

          (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this paragraph);

          (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company);

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to the first paragraph of this Section 3.3 or pursuant to clauses (3), (4), (5) of this paragraph or this clause (6); provided, however, that to the extent such

               Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5) of this paragraph, such Refinancing Indebtedness shall be Incurred only by such Subsidiary or the Company;

          (7)  Permitted Acquisition Indebtedness;

          (8) Indebtedness in respect of purchase money obligations, including Capitalized Lease Obligations, in an aggregate amount not to exceed $25.0 million;

          (9) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred pursuant to this Indenture;

          (10) Non-Recourse Debt;

          (11) Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed);

          (12) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property;

          (13) Indebtedness under Commodity Agreements and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (14) Any Guarantee by the Company or a Subsidiary of the Company of Indebtedness Incurred pursuant to the first paragraph of this
               Section 3.3 or pursuant to clause (1), (2), (3), (4), (8), (9),
               (13) or (15) of this paragraph or pursuant to clause (6) of this paragraph to the extent the Refinancing Indebtedness Incurred pursuant to the first paragraph of this Section 3.3 or pursuant to clauses (3) or (4) of this paragraph; and

          (15) Indebtedness in an aggregate principal amount which, when taken together with all other Indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) above or the first paragraph of this
               Section 3.3) does not exceed $30.0 million.

          The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Securities to at least the same extent as the Subordinated Obligations.

          For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 3.3:

          (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this Section 3.3, the Company, in its sole discretion, will classify (or later reclassify) such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses; and

          (2) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

          Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section
3.3. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.3, the Company shall be in Default of this Section 3.3).

          For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 3.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

          SECTION 3.4. Limitation on Layering. The Issuers will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor will incur or allow to remain outstanding any Indebtedness (including Acquired Indebtedness and any indebtedness allowed pursuant to the second paragraph of Section 3.3) other than such Subsidiary Guarantor's Subsidiary Guarantee, that is subordinated in right of payment to any Guarantor Senior Indebtedness unless such Indebtedness is Guarantor Senior Subordinated Indebtedness or is subordinated in right of payment to Guarantor Senior Subordinated Indebtedness.

          SECTION 3.5. Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

          (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

               (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

               (b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

          (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

          (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, or acquisition); or

          (4)  make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses
(1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

          (a) a Default shall have occurred and be continuing (or would result therefrom); or

          (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 3.3 after giving effect to such Restricted Payment; or

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

               (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

               (ii) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

               (iii) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and

               (iv) the amount equal to the net reduction in Restricted
                    Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

                    (A) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to a purchaser other than the Company or a Subsidiary, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

                    (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

          The provisions of the preceding paragraph will not prohibit:

          (1) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (c)(ii) of the preceding paragraph;

          (2) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that qualifies as Refinancing Indebtedness; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

          (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Preferred Stock from Net Available Cash to the extent permitted under Section 3.8; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

          (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments unless the declaration of such dividend had been counted in a prior period;

          (5) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense;" provided, that the payment of such dividends will be excluded from subsequent calculations of Restricted Payments;

          (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

          (7) payments contemplated by the Transition Agreements (except the Employment Matters Agreement) as in effect on the date hereof, as the Transition Agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification, or supplement entered into after the Issue Date will be permitted to the extent that its terms do not adversely affect the rights of any Holders of the Securities as compared to the terms of the agreements in effect on the Issue Date; provided further that payments made pursuant to the Company Transition Services Agreement shall be the costs and expenses incurred in providing the services and limited in an aggregate amount not to exceed $30.0 million;

          (8) repurchases of Capital Stock of any officer, director or employee of the Company in an aggregate amount not to exceed $2.0 million in any twelve-month period; provided, that such payments will be excluded from subsequent calculation of the amounts of Restricted Payments; and

          (9) Restricted Payments in an amount not to exceed $15.0 million; provided that such payments will be included in subsequent calculations of the amount of Restricted Payments.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal, or investment banking firm of national standing if such fair market value is estimated to exceed $25.0 million. Not later than the date of making any Restricted Payment other than a Restricted Payment allowed pursuant to (1) through (9) of the previous paragraph, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by
Section 3.5 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

          SECTION 3.6. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien (other than Permitted Liens) upon any Principal Property or any shares of stock or Indebtedness of any Restricted Subsidiary that owns or leases any Principal Property (whether such Principal Property, shares of stock or Indebtedness are now owned or hereafter acquired), securing any Senior Subordinated Indebtedness or Subordinated Obligations, unless all payments due under the Indenture with respect to the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

          SECTION 3.7. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

          (2) make any loans or advances to the Company or any Restricted Subsidiary; or

          (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

          The preceding provisions will not prohibit:

               (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, (including, without limitation, this Indenture and the Senior Credit Agreement in effect on such date);

               (ii) any encumbrance or restriction with respect to a Restricted
                    Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) of this paragraph or this clause (ii) or contained in any amendment to an agreement referred to in clause (i) of this paragraph or this clause (ii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment taken as a whole are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clause (i) of this paragraph on the Issue Date;

               (iii) in the case of clause (3) of the first paragraph of this
                    Section 3.7, any encumbrance or restriction:

                    (a) that restricts in a customary manner the subletting, assignment or transfer of any Property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

                    (b) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the Property subject to such mortgages, pledges or other security agreements; or

                    (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

               (iv) purchase money obligations for Property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this Section 3.7 on the property so acquired;

               (v) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the Property or assets that are subject to such restriction) pending the closing of such sale or disposition;

               (vi) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

               (vii) customary supermajority voting provisions and other
                    customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements;

               (viii) customary encumbrances or restrictions imposed pursuant to any agreement referred to in the definition of "Permitted Business Investment";

               (ix) encumbrances or restrictions in instruments evidencing
                    Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company; provided, however, that such encumbrances or restrictions are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; and

               (x) Indebtedness permitted under this Indenture containing encumbrances or restrictions that taken as a whole are not materially more restrictive than the encumbrances and restrictions otherwise contained in this Indenture.

          SECTION 3.8. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

          (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Additional Assets; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

               (a) to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Preferred Stock) of the Company or Secured Indebtedness (other than any Preferred Stock) of a Restricted Subsidiary that is a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness, and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or repurchased; and

               (b) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash.

          Pending the final application of any Net Available Cash, the Company may temporarily reduce its revolving credit borrowings or otherwise invest such Net Available Cash in any manner that is not prohibited by this Indenture.

          (b) Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 3.8(a)(3) will be deemed to constitute "Excess Proceeds." On the 361st day after an Asset Disposition (or, if there exists any Senior Indebtedness with similar provisions requiring the Company to make an offer to purchase such Senior Indebtedness, on the 451st day after an Asset Disposition), if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will be required to make an offer ("Asset Disposition Offer") to all Holders of Securities and to the extent required by the terms thereof, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company or the Issuers to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Securities and any such Pari Passu Securities to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Securities, as applicable. To the extent that the aggregate amount of Securities and Pari Passu Securities so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate or partnership purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Securities surrendered by holders or lenders thereof, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Securities. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

          (c)(1) The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Issuers will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this Section 3.8 (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

          (2) If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders of the Securities who tender Securities pursuant to the Asset Disposition Offer.

          (3) On or before the Asset Disposition Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes thereof so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Issuers will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.8 and, in addition, the Issuers will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Issuers or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Security, and the Trustee, upon delivery of an Officers' Certificate from the Issuers will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company or the Issuers will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

          (d) For the purposes of this Section 3.8, the following will be deemed to be cash:

          (1) the assumption by the transferee of Indebtedness (other than Senior Subordinated Indebtedness, Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Preferred Stock) of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 3.8(a)(3)(a) above); and

          (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted promptly by the Company or such Restricted Subsidiary into cash.

          (e) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 3.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.8, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

          SECTION 3.9. Limitation on Affiliate Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any Property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained by the Company or the relevant Restricted Subsidiary in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

          (2) in the event such Affiliate Transaction involves aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

          (3) in the event such Affiliate Transaction involves aggregate consideration in excess of $20.0 million, the Company has received a written opinion from an independent investment banking firm, appraiser or other expert of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate.

          The preceding paragraph will not apply to:

          (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 3.5;

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries;

          (3) loans or advances to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

          (5) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company;

          (6) any transaction between the Company and the Parent and its Subsidiaries or between a Restricted Subsidiary and the Parent or its Subsidiaries pursuant to any of the Transition Agreements as in effect on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms do not adversely affect the rights of any Holders of the Securities as compared to the terms of the agreements in effect on the Issue Date;

          (7) any transaction pursuant to the existing agreements between the Company and PAA as in effect on the date hereof, as these agreements may be amended, modified or supplemented from time to time; provided, however that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms do not adversely affect the rights of any Holders of the Securities as compared to the terms of the agreements in effect on the Issue Date; and

          (8) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement or arrangement in existence on the Issue Date to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date and identified on Schedule 3.9 hereto on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms do not adversely affect the rights of any Holders of the Securities as compared to the terms of the agreements in effect on the Issue Date.

          SECTION 3.10. Change of Control. If a Change of Control occurs, each Holder of Securities will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          Within 30 days following any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each registered Holder with a copy to the Trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

          (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

          (3) the procedures determined by the Issuers, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

          On the Change of Control Payment Date, the Issuers will, to the extent lawful:

          (1) accept for payment all Securities or portions of Securities (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

          The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000.

          If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

          Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) all Senior Indebtedness must be repaid in full in cash or Cash Equivalents, or the Issuers must offer to repay all Senior Indebtedness whose holders accept such offer or (ii) the requisite holders of each issue of Senior Indebtedness shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control. The Issuers covenant to effect such repayment or obtain such consent and waiver within 30 days following any Change of Control, it being a Default of this Section 3.10 if the Issuers fail to comply with such covenant.

          The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 3.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

          SECTION 3.11. Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

          (1) to the Company or a Restricted Subsidiary or the parent of a Restricted Subsidiary; or

          (2) in compliance with Section 3.8 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

          Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of Section 3.8.

          SECTION 3.12. Future Subsidiary Guarantors. After the Issue Date, the Company will cause each Restricted Subsidiary other than a Foreign Subsidiary created or acquired by the Company to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior subordinated basis.

          SECTION 3.13. Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

          SECTION 3.14. Effectiveness of Covenants. The covenants described under Sections 3.3, 3.4, 3.5, 3.7, 3.8, 3.11, 3.13 and 3.19 (collectively, the
"Suspended Covenants") will no longer be in effect upon (a) the Securities having an Investment Grade Rating from either of the Rating Agencies and (b) no Default on Event of Default having occurred and be continuing. In the event that the Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the rating assigned to the Securities below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Issuers and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of Section
3.5 hereof as though such covenant had been in effect during the entire period of time from the date the Securities are issued.

          SECTION 3.15. Maintenance of Office or Agency. The Issuers will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The principal corporate trust office of the Trustee, or if the Trustee's principal corporate trust office is not located in The City of New York, any other office or agency maintained by the Trustee in The City of New York (the "Corporate Trust Office"), shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Issuers may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 3.16. Partnership and Corporate Existence. Subject to Article IV and Section 10.2, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its partnership or corporate existence, as the case may be, and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to perform its obligations under the Securities or this Indenture, provided, further, the Company may merge in accordance with Sections
4.1 and 10.2.

          SECTION 3.17. Payment of Taxes and Other Claims. The Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Issuers or any Restricted Subsidiary, except for any Lien permitted to be incurred pursuant to subsections (3) and (4) of the definition of "Permitted Liens;" provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuers), are being maintained in accordance with GAAP or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Issuers to perform its obligations under the Securities or this Indenture.

          SECTION 3.18. Restrictions on Activities of the Co-Issuer. The Co-Issuer will not hold any material assets, become liable for any material obligations, other than the Securities, or engage in any significant business activities; provided that the Co-Issuer may be a co-obligor with respect to Indebtedness if the Company is the primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company's Restricted Subsidiaries other than the Co-Issuer. At any time after the Company is a corporation, the Co-Issuer may consolidate or merge with or into the Company or any Restricted Subsidiary.

          SECTION 3.19. Payments for Consent. The Issuers and the Restricted Subsidiaries will not, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

          SECTION 3.20. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each Fiscal Year of each of the Issuers an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA (S) 314(a)(4).

          SECTION 3.21. Further Instruments and Acts. Upon the reasonable request of the Trustee, the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 3.22. Statement by Officers as to Default. The Issuers shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Issuers become aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Issuers are taking or propose to take in respect thereof.

                                   ARTICLE IV

                                Successor Company

          SECTION 4.1. Merger and Consolidation. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 3.3;

          (4) if the Company is not the continuing obligor under this Indenture, then any Subsidiary Guarantor, unless it is the Successor Company, shall have by supplemental indenture to this Indenture confirmed that its Subsidiary Guarantee of the Securities shall apply to the Successor Company's obligations under the Indenture and the Securities; and

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the Properties and assets of one or more Subsidiaries of the Company, which Properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the Properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

          The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Securities.

          Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation in accordance with the procedures established in this Indenture, and may merge or consolidate with an Affiliate for such purpose; provided that the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such reorganization. Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (y) if then a corporation, the Company may merge with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                    ARTICLE V

                            Redemption of Securities

          SECTION 5.1. Optional Redemption. The Securities may be redeemed, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Securities set forth in Exhibits A and B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date.

          SECTION 5.2. Applicability of Article. Redemption of Securities at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this
Article V.

          SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Issuers to redeem any Securities pursuant to Section 5.1 shall be evidenced by a resolution of the Board of Directors. In case of any redemption at the election of the Issuers, the Issuers shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Issuers or the date on which notice is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.4.

          SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 12.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Issuers' name and at the Issuers' expense; provided, however, that the Issuers shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice at the Issuers' expense and setting forth the information to be stated in such notice as provided in the following items.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

          (3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

          (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in
               Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Issuers default in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

          (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

          (7)  the name and address of the Paying Agent,

          (8) that Securities called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price,

          (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

          (10) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

          SECTION 5.6. Deposit of Redemption Price. Not later than 11:00 a.m. New York time on the Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if either of the Issuers is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.

          SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the redemption price, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

          SECTION 5.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article V) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 3.15 (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Issuers, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                                   ARTICLE VI

                              Defaults and Remedies

          SECTION 6.1. Events of Default. Each of the following is an "Event of Default":

          (1) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Security when due, continued for 30 days whether or not such payment is prohibited by the provisions described under Article XI;

          (2) default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article XI;

          (3)  failure by the Company to comply with its obligations under
               Article IV;

          (4) failure by each of the Issuers to comply for 30 days after notice with any of its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.15, 3.18 and 3.19
               (in each case, other than a failure to purchase Securities, which will constitute an Event of Default under clause (2) above and other than a failure to comply with Article IV which will constitute an Event of Default under clause (3) above);

          (5) failure by the Issuers or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

               (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("Payment Default"); or

               (b) results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

               and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (7) any Subsidiary Guarantee shall be held in a judicial proceeding to be, or be asserted by the Issuers or any Subsidiary Guarantor, as applicable, not to be, enforceable or valid or shall cease to be in full force and effect (except pursuant to the release or termination of any such Subsidiary Guarantee in accordance with this Indenture);

          (8) (a) the Company or Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy
               Law:

               (i)  commences a voluntary case or proceeding;

               (ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (iv) makes a general assignment for the benefit of its creditors;
                    or

               (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

               or takes any comparable action under any foreign laws relating to insolvency; or

               (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

                    (ii) appoints a Custodian of the Company or any Significant
                         Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for any substantial part of its Property; or

                    (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary;

               or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

          (9) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for each of the Issuers and their Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision").

          However, a Default under clauses (4) and (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company and the Trustee in the case of a notice given by the Holders; of the Default and the Company does not cure such Default within the time specified in clauses (4) and
(5) of this Section 6.1 after receipt of such notice.

          SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default described in clause (8) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. If an Event of Default described in clause (8) of
Section 6.1 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities may waive any or all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

          SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may
(a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except
(i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

          SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.6. Limitation on Suits. Subject to Section 6.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

          (2) Holders of at least 25% in principal amount of the outstanding Securities have requested in writing that the Trustee pursue the remedy;

          (3) such Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest when due on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

          SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD: to the Issuers or the Subsidiary Guarantors or to such other party as a court of competent jurisdiction may direct.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

          SECTION 6.12. Additional Payments. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Securities pursuant to the optional redemption provisions of this Indenture or were required to repurchase the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to July 1, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Securities prior to July 1, 2007, the premium specified in this Indenture for the period commencing July 1, 2007 shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

          SECTION 6.13. Waiver of Stay

          Each of the Issuers and the Subsidiary Guarantors covenant (to the extent permitted by applicable law) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuers or any Subsidiary Guarantor from paying all of any portion of the principal of (premium, if any, on) or interest on the Securities as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuers and the Subsidiary Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                    Trustee

          SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against loss, liability or expense satisfactory to the Trustee in its sole discretion.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1)  this paragraph does not limit the effect of paragraph (b) of this
               Section 7.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

          (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from each Issuer shall be sufficient if signed by an Officer of such Issuer.

          (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

          SECTION 7.2. Rights of Trustee. Subject to Section 7.1:

          (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Trust Officer at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          (g) The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers.

          (h) The Trustee is not required to take notice or shall not be deemed to have notice of any Default or Event of Default hereunder, unless a Trust Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from the Issuers or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

          (i) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

          (j) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Securities, each representing less than the aggregate principal amount of Notes outstanding required to take any action thereunder, the Trustee, in its sole discretion may determine what action, if any, shall be taken.

          (k) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the discharge of this Indenture and final payments of the Securities.

          (l) The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

          SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within the earlier of 90 days after it occurs or 30 days after the Trustee has knowledge of such default. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15, beginning with the May 15, following the date of this Indenture, and for so long as the Securities remain outstanding, the Trustee shall mail to each Securityholder a brief report dated as of such reporting date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.7. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee shall from time to time agree in writing. The

Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers' expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel provided that the Issuers shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers shall not be under any obligation to pay for any written settlement without its consent, which consent shall not be unreasonably delayed, conditioned or withheld. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

          To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Issuers' payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clause (8) of Section 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed by the Issuers or by the Holders of a majority in principal amount of the then outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the then outstanding Securities may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA (S) 310(b), any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this
Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture.

          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA(S) 311(a), excluding any creditor relationship listed in TIA

(S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA
(S) 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

          SECTION 8.1. Discharge of Liability on Securities; Defeasance. (a) Subject to Section 8.1(c), when (i)(x) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article V hereof by the Trustee in the name and at the expense, of the Issuers; and the Issuers or any Subsidiary Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) each of the Issuers or any Subsidiary Guarantor has paid or caused to be paid all sums payable under this Indenture and the Securities; and
(iii) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers (accompanied by an Officers' Certificate and an Opinion of Counsel from each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuers.

          (b) Subject to Sections 8.1(c) and 8.2, the Issuers at any time may terminate (i) all its obligations under the Securities and this Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and this Indenture ("legal defeasance option"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.16, 3.17,
3.18, 3.19, 6.12, and 4.1(3) and the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(3), 6.1(4) and 6.1(5) and the operation of Sections 6.1(6), 6.1(7), 6.1(8) (but only with respect to a Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary) and 6.1(9), and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the "covenant defeasance option"), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Issuers may exercise their legal defeasance option notwithstanding the prior exercise of their covenant defeasance option. If the Issuers exercise their covenant defeasance option, the Issuers may elect to have any Subsidiary Guarantees in effect at such time terminate.

          If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default, and the Subsidiary Guarantees in effect at such time shall terminate. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), 6.1(5) (as such Section relates to 3.2, 3.3, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12,
3.13, 3.16, 3.17, and 3.18), 6.1(6), 6.1(7), 6.1(8) (but only with respect to a
Significant Subsidiary or a group of Restricted Subsidiaries, that when taken together, would constitute a Significant Subsidiary), or 6.1(9) or because of the failure of the Company to comply with Section 4.1(3).

          Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

          (c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11, 3.1,
3.15, 3.16, 3.17, 3.19, 3.20, 3.21, 3.22, 6.7, 7.7, 7.8 and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

          SECTION 8.2. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

          (1) the Issuers irrevocably deposit in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations, or a combination thereof, for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity;

          (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to the Issuers under Section 6.1(8), on the 91st day after such date of deposit;

          (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

          (5) the Issuers shall each have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the deposit and that if a Holder of the Securities is an insider of the Issuers within the meaning of the Bankruptcy Law, after the 366th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally;

          (6) the Issuers deliver to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (7) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (8) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

          (9) each of the Issuers delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

          SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

          SECTION 8.4. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money, U.S. Government Obligations or securities held by them upon payment of all the obligations under this Indenture.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

          SECTION 8.5. Indemnity for U.S. Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and Subsidiary Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

          SECTION 9.1. Without Consent of Holders. The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Issuers under this Indenture;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to add or release Subsidiary Guarantees in accordance with the terms of this Indenture;

          (5) to secure the Securities;

          (6) to add to the covenants of the Company and the Subsidiary Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7) to make any change that does not materially adversely affect the rights of any Securityholder; or

          (8) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA.

          After an amendment under this Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect therein, will not impair or affect the validity of the amendment and, subject to Sections 6.4 and 6.7, any existing Default or Event of Default (other than a Default or Event of Default in the payment of principal of, premium if any, or interest on, the Securities, except a payment Default resulting from an acceleration that has been rescinded).

          SECTION 9.2. With Consent of Holders. The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment may not:

          (1) reduce the principal amount of Securities whose Holders must consent to an amendment;

          (2) reduce the stated rate of or extend the stated time for payment of interest on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security;

          (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased as described under Article V, Section 3.8, Section
     3.10 or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

          (5) make any Security payable in currency other than that stated in the Security;

          (6) impair the right of any Holder to receive payment of premium, if any, principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

          (7) reduce the relative ranking of any Securities or Subsidiary Guarantees; or

          (8) make any change to the amendment provisions which require each Holder's consent or to the waiver provisions.

          However, no amendment may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change. In addition, any amendment to the subordination provisions of the Indenture that adversely affects the rights of any Holder of the Securities will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Securities then outstanding.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender of such Holder's Securities will not be rendered invalid by such tender.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

          SECTION 9.3. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

          SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE X

                              Subsidiary Guarantee

          SECTION 10.1. Subsidiary Guarantee. Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other monetary obligations of the Issuers under this Indenture (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

          Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (f) any change in the ownership of the Company.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

          Except as expressly set forth in Sections 8.1(b) and 10.2, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuers or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law) and except as provided in Section 10.2.

          Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

          Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.

          SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.

          (a) The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, but not limited to, Guarantor Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

          (b) Subject to Article IV and Section 3.8, each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its property and assets to the Company or another Subsidiary Guarantor without limitation. Subject to Section 3.8 and Article IV, each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor), except that if the surviving Person of any such merger or consolidation is a Subsidiary of the Company, such merger, consolidation or sale shall not be permitted unless (i) the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Subsidiary under the Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Securities, this Indenture and the Subsidiary Guarantee; (ii) immediately after giving effect to such transaction no covenants under Article III are violated;
(iii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters. Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its properties and assets (other than by lease)), whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not the Company or a Restricted Subsidiary of the Company, which sale or disposition is otherwise in compliance with this Indenture (including, without limitation, Sections 3.5, 3.8 and 3.11), such Subsidiary Guarantor will be deemed released from all its Subsidiary Guarantor obligations under all of its pledge of assets or other security interests which secure other indebtedness of the company will also terminate; provided, however, that any such termination will occur only to the extent that all obligations of such Subsidiary Guarantor under the Senior Credit Agreement and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries will also terminate upon such release, sale or transfer.

          (c) A Subsidiary Guarantor will be deemed released and relieved of its obligations under this Indenture and its Subsidiary Guarantee without any further action required on the part of the Company or such Subsidiary Guarantor upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

          SECTION 10.3. Limitation of Subsidiary Guarantors' Liability. Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including, but not limited to, Guarantor Senior Indebtedness) of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary

Guarantee or pursuant to Section 10.4 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such a fraudulent conveyance or fraudulent transfer. This Section 10.3 is for the benefit of the creditors of each Subsidiary Guarantor.

          SECTION 10.4. Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor will be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee.

          SECTION 10.5. Subsidiary Guarantees Subordinated to Guarantor Indebtedness. Each Subsidiary Guarantor covenants and agrees, and each Holder of a Security, by his acceptance of the Subsidiary Guarantees, likewise covenants and agrees, for the benefit of the holders, from time to time, of Guarantor Senior Indebtedness, that the payments by such Subsidiary Guarantor in respect of its Subsidiary Guarantee are subordinated and subject in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed; provided, however, that the Subsidiary Guarantee of such Subsidiary Guarantor, the Indebtedness represented thereby and the payment of the principal of (and premium, if any, on) and the interest on the Securities pursuant to such Subsidiary Guarantee in all respects will rank pari passu with, or prior to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness) of such Subsidiary Guarantor that is subordinated to its Guarantor Senior Indebtedness.

          This Article X will constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness, and such holders are made obligees hereunder and any of them may enforce such provisions.

          SECTION 10.6. Subsidiary Guarantors Not to Make Payments with Respect to Subsidiary Guarantees in Certain Circumstances(a) . (a) No payment or distribution of any Property of any Subsidiary Guarantor of any kind or character may be made by such Subsidiary Guarantor in respect of its Subsidiary Guarantee upon the happening of any default in respect of the payment or required prepayment of any of its Guarantor Senior Indebtedness when the same becomes due and payable (a "Subsidiary Guarantor Payment Default"), unless and until such Subsidiary Guarantor Payment Default will have been cured or waived in writing or will have ceased to exist or such Guarantor Senior Indebtedness will have been paid in full or otherwise discharged, after which such Subsidiary Guarantor will resume making any and all required payments in respect of its Subsidiary Guarantee, including any missed payments.

          (b) Upon the happening of any event (other than a Subsidiary Guarantor Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Specified Guarantor Senior Indebtedness (a "Subsidiary Guarantor Non-Payment Default"), and receipt by the applicable Subsidiary Guarantor and the Trustee of written notice thereof from one or more of the holders of such Specified Guarantor Senior Indebtedness or their representative (a "Subsidiary Guarantor Payment Notice"), then, unless and until such Subsidiary Guarantor Non-Payment Default will have been cured or waived in writing or will have ceased to exist or such Specified Guarantor Senior Indebtedness is paid in full or otherwise discharged or the holders (or a representative of the holders) of such Specified Guarantor Senior Indebtedness give their written approval, no payment or distribution will be made by such Subsidiary Guarantor in respect of its Subsidiary Guarantee; provided, however, that these provisions will not prevent the making of any payment for more than 179 days after a Subsidiary Guarantor Payment Notice will have been given after which such Subsidiary Guarantor will resume, (unless otherwise prohibited pursuant to the immediately preceding paragraph) making any and all required payments in respect of its Subsidiary Guarantee, including any missed payments. Notwithstanding the foregoing, not more than one Subsidiary Guarantor Payment Notice will be given with respect to any Subsidiary Guarantee within a period of 360 consecutive days. No Subsidiary Guarantor Non-payment Default that existed or was continuing on the date of delivery of any Subsidiary Guarantor Payment Notice with respect to the Specified Guarantor Senior Indebtedness initiating such Subsidiary Guarantor Payment Notice will be, or can be, made the basis for the commencement of a subsequent Subsidiary Guarantor Payment Notice with respect to such Subsidiary Guarantee.

          (c) In the event that, notwithstanding the foregoing, a Subsidiary Guarantor will make any payment in respect of its Subsidiary Guarantee to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 10.6, then and in such event such payment will be paid over and delivered forthwith to the Issuers. In the event that a Subsidiary Guarantor will make any payment in respect of its Subsidiary Guarantee to the Trustee, and the Trustee will receive written notice of a Subsidiary Guarantor Payment Default or a Subsidiary Guarantor Non-payment Default from one or more of the holders of Guarantor Senior Indebtedness (or their representative) prior to making any payment to Holders in respect of the Subsidiary Guarantee and prior to 11:00 a.m. Eastern Time, on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, such payments will be paid over by the Trustee and delivered forthwith to the Issuers. Each Subsidiary Guarantor will give prompt written notice to the Trustee of any default under any of its Guarantor Senior Indebtedness or under any agreement pursuant to which its Guarantor Senior Indebtedness may have been issued.

          SECTION 10.7. Subsidiary Guarantees Subordinated to Prior Payment of All Guarantor Senior Indebtedness Upon Dissolution, Etc.. Upon any distribution of Properties of any Subsidiary Guarantor or payment on behalf of a Subsidiary Guarantor in the event of any insolvency or liquidation proceeding with respect to such Subsidiary Guarantor:

          (a) the holders of such Subsidiary Guarantor's Guarantor Senior Indebtedness will be entitled to reserve payment in full in cash or Cash Equivalents of such Guarantor Senior Indebtedness, or provision must be made for such payment, before the Holders are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Guarantor Junior Securities), on account of any payment in respect of such Subsidiary Guarantor's Subsidiary Guarantee;

          (b) any direct or indirect payment or distribution of Properties of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Guarantor Junior Securities), by set-off or otherwise, to which the Holders or the Trustee, on behalf of the Holders, would be entitled except for the provisions of this
Article X, will be paid by the Subsidiary Guarantor or by any liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Guarantor Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Guarantor Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Guarantor Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Guarantor Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 10.7, any direct or indirect payment or distribution of Properties of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Guarantor Junior Securities), will be received by the Trustee or the Holders before all such Guarantor Senior Indebtedness is paid in full or otherwise discharged, such Properties will be received and held in trust for and will be paid over to the holders of such Guarantor Senior Indebtedness remaining unpaid or their representatives, for application to the payment of such Guarantor Senior Indebtedness until all such Guarantor Senior Indebtedness will have been paid or provided for in full, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness.

     Each of the Issuers or a Subsidiary Guarantor will give prompt written notice to the Trustee of the occurrence of any insolvency or liquidation proceeding with respect to such Subsidiary Guarantor.

          SECTION 10.8. Subordination Rights Not Impaired by Acts or Omissions of Subsidiary Guarantors or Holders of Guarantor Senior Indebtedness. No right of any present or future holders of any Guarantor Senior Indebtedness of a Subsidiary Guarantor to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or any act or failure to act on the part of such Subsidiary Guarantor or by any act or failure to act by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the preceding paragraph of this Section 10.8, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination or other benefits provided in this Article X, or the obligations hereunder of the Holders to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter Guarantor Senior Indebtedness or the term of any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or any liability of any obligor thereon (unless such change, extension or alteration results in such Indebtedness no longer being Guarantor Senior Indebtedness as defined in this Indenture); (ii) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (iii) settle or compromise any Guarantor Senior Indebtedness or any liability of any Obligor thereon or release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuers and any other Person.

          SECTION 10.9. Holders to be Subrogated to Rights of Holders of Guarantor Senior Indebtedness.. After the payment in full of all Guarantor Senior Indebtedness of a Subsidiary Guarantor, the Holders will be subrogated (equally and ratably with the holders of all other Indebtedness of such Subsidiary Guarantor which by its express terms is subordinated to such Guarantor Senior Indebtedness to substantially the same extent as each Subsidiary Guarantee is so subordinated and which is entitled to the rights of subrogation as a result of payments made to the holders of such Guarantor Senior Indebtedness) to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property and securities of such Subsidiary Guarantor applicable to such Guarantor Senior Indebtedness until all amounts owing on the Securities will be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of such Guarantor Senior Indebtedness by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article X which otherwise would have been made to the Holders will, as between such Subsidiary Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by such Subsidiary Guarantor to or on amount of such Guarantor Senior Indebtedness, it being understood that the subordination provisions of this Article X are, and are intended solely for, the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Indebtedness, on the other hand.

          SECTION 10.10. Holders Authorize Trustee to Effectuate Subordination of Subsidiary Guarantees. Each Holder, by his acceptance thereof, authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article X and appoints the Trustee as his attorney-in-fact for such purpose, including, in the event of any insolvency or liquidation proceeding with respect to any Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance of his Securities pursuant to the related Subsidiary Guarantee in the form required in said proceedings and the causing of said claim to be approved.

          SECTION 10.11. Right of Trustee to Hold Guarantor Senior Indebtedness. The Trustee will be entitled to all of the rights set forth in this Article X in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture will be construed to deprive the Trustee of any of its rights as such holder.

                                   ARTICLE XI

                           Subordination of Securities

          SECTION 11.1. Securities Subordinate to Senior Indebtedness. The Issuers covenant and agree, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness, that, to the extent and in the manner hereinafter set forth in this Article XI, the Indebtedness represented by the Securities and the payment of the principal of (and premium, if any, on) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article XI to the prior payment in full in cash or Cash Equivalents when due of all Senior Indebtedness of the Issuers, which will include borrowings under the Senior Credit Agreement, including Senior Indebtedness incurred after the date the Initial Securities are first issued, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of (and premium, if any, on) and interest on the Securities in all respects will rank equally with, or prior to, all existing and future Senior Subordinated Indebtedness of the Company.

          This Article XI will constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          SECTION 11.2. Payment Over Of Proceeds Upon Dissolution, Etc.

     In the event of:

          (1) the total or partial liquidation or a dissolution of the Company or the Co-Issuer (until the Company is converted into a corporation);

          (2) a reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to either Issuer or its Property; or

          (3) an assignment for the benefit of creditors or marshaling of either Issuer's assets and liabilities, then

          (a) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness whether or not a claim for such interest would be allowed) before the Holders of the Securities are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities (other than from any defeasance trust created pursuant to Article VIII hereof and other than a payment or distribution in the form of Junior Securities) on account of principal of (or premium, if any, on) or interest on the Securities or on account of the purchase or redemption or other acquisition of the Securities (including pursuant to an optional redemption or a Change of Control Offer or an Asset

Disposition Offer); however, the consolidation or merger of an Issuer or its liquidation or dissolution following the conveyance, transfer, lease, or other disposition of all or substantially all the properties and assets of the Company in compliance with Article IV or Section 3.18 shall not be deemed an insolvency or liquidation proceeding requiring the repayment of all of the Senior Indebtedness in full in cash or cash equivalents as a prerequisite to any payments being made to holders of Securities for the purposes of the subordination provisions of the Indenture;

          (b) any direct or indirect payment or distribution of Properties of each of the Issuers of any kind or character, whether in cash, property or securities (other than from any defeasance trust created pursuant to Article VIII hereof and other than a payment or distribution in the form of Junior Securities), by set-off or otherwise, to which the Holders or the Trustee, on behalf of the Holders, would be entitled but for the provisions of this Article XI, will be paid by the Issuers or by any liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents of all Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security will have received any payment or distribution of Properties of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, in respect of principal of (and premiums, if any, on) or interest on the Securities before all Senior Indebtedness is paid in full in cash or Cash Equivalents, then and in such event such payment or distribution (other than a payment or distribution from any defeasance trust created pursuant to Article VIII hereof and other than a payment or distribution in the form of Junior Securities) will be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          The consolidation of the Issuers with, or the merger of either of the Issuers into, another Person or the liquidation or dissolution of the Issuers following the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all its Properties to another Person or group of Affiliated Persons pursuant to, and in compliance with, the terms and conditions set forth in Section 3.18 or Article IV hereof will not be deemed an insolvency or liquidation proceeding (requiring the repayment of all Senior Indebtedness in full as a prerequisite to any payments being made to the Holders) for the purposes of this Section.

          SECTION 11.3. Suspension Of Payment When Senior Indebtedness In
Default.

          (a) Unless Section 11.2 hereof will be applicable, the Issuers may not pay principal of, premium if any, or interest on, or other payment obligations in respect of, the Securities or make any deposit pursuant to the provisions described under Article VIII above and may not otherwise purchase, redeem or retire any Securities (collectively, "pay the Securities") if:

          (1) any Senior Indebtedness is not paid when due in cash or Cash Equivalents; or

          (2) any other default or Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents.

However, the issuers may pay the Securities if the Issuers and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing.

          (b) Unless Section 11.2 hereof will be applicable, the Issuer also will not be permitted to pay the Securities for a Payment Blockage Period (as defined below) during the continuance of any default (a "Non-Payment Default"), other than a Payment Default described in Section 11.3(a) hereof, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any application grace periods. A "Payment Blockage Period" commences on the receipt by the Trustee (with a copy to the Issuers) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding sentence from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends on the earliest of (a) 179 days thereafter, (b) the date on which such Non-Payment Default is cured, waived in writing or ceases to exist or such Designated Senior Indebtedness is paid in cash or Cash Equivalents or (c) the date on which such Payment Blockage Period will have been terminated by written notice to the Company or the Trustee from one or more of the holders (or their Representative) initiating such Payment Blockage Period, after which the Company will resume (unless otherwise prohibited pursuant to Section 11.3(b)) making any and all required payments in respect of the Securities, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 360 consecutive days. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or can be, made the basis for the commencement of a subsequent Payment Blockage Period.

          (c) If payment of the Securities is accelerated because of an Event of Default, the Issuers will promptly notify the holders of the Designated Senior Indebtedness or the Representatives of such holders of the acceleration. The Issuers may not pay the Securities until five Business Days after such acceleration and, after than five Business Day period, may pay the

Securities only if the subordination provisions of this Indenture otherwise permit payment at that time.

          (d) In the event that, notwithstanding the foregoing, the Issuers will make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 11.3, then and in such event such payment will be paid over and delivered forthwith to the Issuers. In the event that the Issuers will make any payment in respect of the Securities to the Trustee and the Trustee will receive written notice of a Payment Default or a Non-payment Event of Default from one or more of the holders of Designated Senior Indebtedness (or their representative) prior to making any payment to Holders in respect of the Securities and prior to 11:00 a.m. Eastern Time, on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, such payments will be paid over by the Trustee and delivered forthwith to the Company.

          SECTION 11.4. Payment Permitted If No Default.

          Nothing contained in this Article XI or elsewhere in this Indenture or in any of the Securities will prevent the Issuers, at any time except during the pendency of any Insolvency or Liquidation Proceeding referred to in Section 11.2 hereof or under the conditions described in Section 11.3 hereof, from making payments at any time of principal of (and premium, if any, on) or interest on the Securities.

          SECTION 11.5. Subrogation To Rights Of Holders Of Senior Indebtedness.

          After the payment in full of all Senior Indebtedness, the Holders of the Securities will be subrogated (equally and ratably with the holders of all indebtedness of the Issuers which by its express terms is subordinated to Senior Indebtedness to substantially the same extent as the Securities are so subordinated and which is entitled to like rights of subrogation as a result of the payments made to the holders of Senior Indebtedness) to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to Senior Indebtedness until all amounts owing on the Securities will be paid in full in cash or Cash Equivalents. For purposes of such subrogation, no payment or distributions to the holders of Senior Indebtedness by or on behalf of the Issuers or by or on behalf of the Holders by virtue of this Article XI which otherwise would have been made to the Holders will, as between the Issuers, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be decreed to be a payment or distribution by the Issuers to or on account of the Senior Indebtedness.

          SECTION 11.6. Provisions Solely To Define Relative Rights.

          The provisions of this Article XI are, and are intended solely, for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or will (i) impair, as between the Issuers and the Holders of the Securities, the obligations of the Issuers, which are absolute and unconditional, to pay to the Holders the principal of (and premium, if any, on) and interest on the Securities as and when the same will become due and payable in accordance with their terms; or (ii) affect the relative rights against the Issuers of the Holders and creditors of the Issuers other than the holders of Senior Indebtedness; or (iii) prevent the Trustee or the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article XI of the holders of Senior Indebtedness.

          SECTION 11.7. Trustee To Effectuate Subordination.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI and appoints the Trustee as his attorney-in-fact for any and all such purposes, including, in the event of any insolvency or liquidation proceeding with respect to the Issuers, the immediate filing of a claim for the unpaid balance of his Securities pursuant to this Indenture in the form required in said proceedings and the causing of said claim to be approved.

          SECTION 11.8. No Waiver Of Subordination Provision.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuers with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without in any way limiting the generality of paragraph (i) of this Section, the holders of any Senior Indebtedness, in accordance with the terms of the instrument or agreement evidencing their Senior Indebtedness, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities, and without impairing or releasing the subordination or other benefits provided in this Article XI, or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter, Senior Indebtedness or the terms of any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or any liability of any obligor thereon (unless such change, extension, amendment, increase or other alteration results in such Indebtedness no longer being Senior Indebtedness as defined in this Indenture); (b) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) settle or compromise any Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Issuers and any other Person.

          SECTION 11.9. Notice To Trustee.

          (a) The Issuers will give prompt written notice to the Trustee of any fact known to the Issuers which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XI or any other provision of this

Indenture, the Trustee will not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee will have received written notice thereof from the Company or one or more of the holders of Senior Indebtedness (or their Representative), with respect to a Payment Default, or one or more of the holders of Designated Senior Indebtedness (or their representatives), with respect to a Non-Payment Event of Default, or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA (S)(S) 315(a) through 315(d), will be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee will not have received the notice provided for in this Section prior to 11:00 a.m. Eastern Time, on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any, on) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee will have full power and authority to receive such money and to apply the same to the purpose for which such money was received and will not be affected by any notice to the contrary which may be received by it on or after 11:00 a.m. Eastern Time, two Business Days prior to such payment date.

          (b) Subject to TIA (S)(S) 315(a) through 315(d), the Trustee will be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

          SECTION 11.10. Reliance Of Judicial Order Or Certificate Of Liquidating Agent Bank.

          Upon any payment or distribution of assets of the Issuers referred to in this Article XI, the Trustee, subject to TIA (S)(S) 315(a) through 315(d), and the Holders will be entitled to rely upon any order or decree entered by any court of competent jurisdiction, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

          SECTION 11.11. Rights Of Trustee As A Holder Of Senior Indebtedness; Preservation Of Trustee's Rights.

          The Trustee in its individual capacity will be entitled to all the rights set forth in this Section 11.11 with respect to any Senior Indebtedness, which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture will deprive the Trustee of any of its rights as such holder. Nothing in this Section 11.11 will apply to claims of, or payments to, the Trustee under or pursuant to Section 11.11 hereof.

          SECTION 11.12. Article Applicable To Paying Agents.

          In case at any time a Paying Agent other than the Trustee will have been appointed by the Issuers and be then acting hereunder, the term "Trustee" as used in this Article XI will in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that Section 11.11 hereof will not apply to the Issuers or any Affiliate of the Issuers if it or such Affiliate acts as Paying Agent.

          SECTION 11.13. No Suspension Of Remedies.

          Nothing contained in this Article XI will limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article VI hereof or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article VI hereof and Section 11.3(c) hereof.

          SECTION 11.14. Trust Money Not Subordinated.

          Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under
Article VIII hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article VIII hereof and not in violation of Section 11.3 hereof for the payment of principal of (and premium, if any, on) and interest on the Securities will not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article XI, and none of the Holders will be obligated to pay over any such amount to the Issuers or any holder of Senior Indebtedness or any other creditor of the Issuers.

          SECTION 11.15. Trustee Not Fiduciary for Holders of Senior
Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Issuers or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article XI or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                   ARTICLE XII

                                  Miscellaneous

          SECTION 12.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

          SECTION 12.2. Notices. Any notice or communication shall be in writing and delivered in person, by telecopier or overnight air courier guaranteeing next day delivery or mailed by first-class mail addressed as follows:

               if to the Issuers:

               Plains Exploration & Production Company, L.P.
               500 Dallas Street, Suite 700
               Houston, Texas 77002
               Attention: Timothy T. Stephens, General
               Counsel

               with a copy to:

               Akin, Gump, Straus, Hauer & Feld, L.L.P.
               1900 Pennzoil Place - South Tower
               711 Louisiana Street
               Houston, Texas 77002
               Attention: Michael E. Dillard

               if to the Trustee:

               JPMorgan Chase Bank
               600 Travis Street, 11th Floor
               Houston, Texas 77002
               Attention: Rebecca Newman

          The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA (S)3.13(c), to the extent required by the TIA.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 12.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA (S)312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA (S)312(c).

          SECTION 12.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Officer of the General Partner, an Issuer or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate of opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the General Partner, an Issuer or such Subsidiary Guarantor stating that the information with respect to such factual matters is in possession of the General Partner, an Issuer or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 12.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 12.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 12.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 12.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 12.9. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 12.10. No Recourse Against Others. No director, officer, employee, incorporator, partner or stockholder of the Company, the Co-Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company, the Co-Issuer or the Subsidiary Guarantors under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

          SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 12.13. Qualification of Indenture. The Issuers shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Issuers, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Issuers any such Officers' Certificates or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          SECTION 12.14. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.15. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of either of the Issuers or any Subsidiary of the Partnership or any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Guarantees.

          SECTION 12.16. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                PLAINS EXPLORATION & PRODUCTION
                                COMPANY, L.P.

                                By: Stocker Resources, Inc., its general partner


                                By:    /s/ Jere C. Overdyke, Jr.
                                    --------------------------------------------
                                    Name:  Jere C. Overdyke, Jr.
                                    Title: Vice President and Treasurer


                                PLAINS E&P COMPANY


                                By:    /s/ Jere C. Overdyke, Jr
                                    --------------------------------------------
                                    Name:  Jere C. Overdyke, Jr.
                                    Title: Chief Financial Officer and Treasurer


                                ARGUELLO INC.


                                By:    /s/ Jere C. Overdyke, Jr.
                                    --------------------------------------------
                                    Name:  Jere C. Overdyke, Jr.
                                    Title: Vice President and Treasurer


                                PLAINS ILLINOIS INC.


                                By:    /s/ Jere C. Overdyke, Jr.
                                    --------------------------------------------
                                    Name:  Jere C. Overdyke, Jr.
                                    Title: Vice President and Treasurer

                                PLAINS RESOURCES INTERNATIONAL INC.


                                By:    /s/ Jere C. Overdyke, Jr.
                                    --------------------------------------------
                                    Name:  Jere C. Overdyke, Jr.
                                    Title: Vice President and Treasurer


                                PMCT INC.


                                By:    /s/ Jere C. Overdyke, Jr.
                                    --------------------------------------------
                                    Name:  Jere C. Overdyke, Jr.
                                    Title: Vice President and Treasurer


                                JPMORGAN CHASE BANK, as Trustee


                                By:    /s/ Rebecca A. Newman
                                    --------------------------------------------
                                    Name: Rebecca A. Newman
                                    Title: Vice President